EXHIBIT (5)

                              [CBI Letterhead]




March 18, 1994



Board of Directors
CBI Industries, Inc.
800 Jorie Boulevard
Oak Brook, Illinois  60521-2268

      Re:   CBI Industries, Inc.
            Registration Statement on Form S-3

Ladies and Gentlemen:

      I am General Counsel of CBI Industries, Inc., a Delaware corporation ("CBI"), and have acted as such in connection with the preparation of a Registration Statement on Form S-3 filed by CBI with the Securities and Exchange Commission (the "Commission") on March 18, 1994 (such registration statement being hereinafter referred to as the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of (i) debt securities of CBI, consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series (collectively, the "Debt Securities"), (ii) common stock, par value $2.50 per share, of CBI (the "Common Stock"; references herein to the "Common Stock" include any preferred stock purchase rights associated with such Common Stock), and (iii) preferred stock, par value $1.00 per share, of CBI in one or more series (the "Preferred Stock"). The Debt Securities, the Common Stock and the Preferred Stock are collectively referred to herein as the "Securities".

      The Securities are being registered for offering and sale on a delayed or continuous basis pursuant to Rule 415 promulgated under the 1933 Act. The aggregate offering price of the Securities will not exceed $300,000,000. The Debt Securities are to be issued under an Indenture (the "Indenture"), dated as of March 1, 1994, between CBI, as issuer, and Chemical Bank, as trustee.

      In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement, together with the prospectus forming a part thereof (the "Prospectus"), (ii) the Indenture, included as
Exhibit 4(a) to the Registration Statement, (iii) the Certificate of Incorporation and By-Laws of CBI, each as amended to date, and
(iv) copies of certain resolutions adopted by the Board of Directors of CBI, relating to the issuance of the Securities, the filing of the Registration Statement and any amendments or supplements thereto and related matters.

      In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than CBI, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

      In rendering the opinions expressed below, I express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Indenture or any transactions contemplated thereby. I am admitted to the practice of law in the State of Illinois, and I express no opinion as to the laws of any other jurisdiction, other than the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws as in effect on the date hereof.

      Based upon and subject to the foregoing, I am of the opinion that:

      1. With respect to shares of the Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective; (ii) an appropriate supplement to the Prospectus with respect to such shares has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder;
(iii) the directors and appropriate officers of CBI have taken all necessary corporate action to approve the issuance of such shares and related matters; and (iv) certificates representing such shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, then such shares will be duly authorized, validly issued, fully paid and nonassessable.

      2. With respect to shares of the Preferred Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective, (ii) an appropriate supplement to the Prospectus with respect to such shares has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder,
(iii) the directors and appropriate officers of CBI have taken all necessary corporate action to approve the issuance and terms of such shares and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (the "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware, and (iv) certificates representing such shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, then (a) such shares will be duly authorized, validly issued, fully paid and nonassessable, and (b) if applicable, the Common Stock issuable upon conversion of such Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable, assuming the execution, authentication, issuance and delivery of such Preferred Stock and the conversion of such Preferred Stock in accordance with the terms of the Certificate.

      3. With respect to Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective, (ii) an appropriate supplement to the Prospectus with respect to such Debt Securities has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder, (iii) the directors and appropriate officers of CBI have taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the Conversion Securities (as defined below, if any) and related matters, (iv) the Indenture pursuant to which such Debt Securities are to be issued shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by CBI to the trustee under such Indenture, and (v) such Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, then (1) such Debt Securities, when issued and sold in accordance with the Indenture, will be valid and binding obligations of CBI, enforceable against CBI in accordance with their terms, except as such enforceability may be subject to or limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (c) public policy considerations which may limit the rights of parties to obtain certain remedies, (d) requirements that a claim with respect to any securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency,
(2) the Common Stock or other securities of CBI (the "Conversion Securities"), if any, issuable upon conversion of such Debt Securities will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of such Debt Securities and the conversion of such Debt Securities in accordance with the terms of the Indenture relating thereto and (3) the Common Stock or other securities of CBI, if any, issuable upon conversion of such Conversion Securities will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of such Conversion Securities and the conversion of such Conversion Securities in accordance with the terms of the Certificate (or other evidence of terms) relating thereto.

      I hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. I also consent to the reference to me under the heading "Validity of Securities" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                   Very truly yours,



                                   /S/ Charles O. Ziemer
                                   Charles O. Ziemer, General Counsel